UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
LIGHTYEAR NETWORK SOLUTIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)
502-244-6666
(Issuer Telephone number)
Libra Alliance Corporation
(Former name, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.
     As reported in Registrant’s Current Report on Form 8-K filed on February 19, 2010, as amended by its Current Report on Form 8-K/A filed on March 31, 2010 (the “Exchange Date”), pursuant to a Securities Exchange Agreement (the “Exchange Agreement”) and as part of a Master Transaction Agreement (the “Master Agreement”), on February 12, 2010 Registrant issued 10,000,000 shares of its common stock (“Common Stock”) and covenanted to issue 9,500,000 shares of its convertible preferred stock (the “Preferred Stock”) to LY Holdings, LLC (“LYH”), a Kentucky limited liability company, in exchange for 100% of the equity in Lightyear Network Solutions, LLC (the “Lightyear Equity”), a Kentucky limited liability company. The 10,000,000 shares of Common Stock were issued to LYH on the Exchange Date. The Master Agreement and Exchange Agreement are exhibits to this Current Report on Form 8-K, as incorporated by reference.
     On April 12, 2010, Registrant completed the transactions contemplated in the Exchange Agreement by issuing 9,500,000 shares of Preferred Stock to LYH.
     The issuance of 9,500,000 shares of Preferred Stock in exchange for the Lightyear Equity is exempt from registration under the Securities Act of 1933 (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Registrant made this determination based on the representations of LYH that LYH is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that LYH was acquiring the Preferred Stock for investment purposes for its own account and not as nominee or agent, and with a view to resale or distribution thereof, and that LYH understood that the shares of Preferred Stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the SEC or with any state securities commission in respect of the Securities Exchange.
     The rights, preferences and privileges, and, specifically, the terms of conversion, of the Preferred Stock are described in greater detail in Item 5.03 of this Current Report on Form 8-K, incorporated herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 10, 2010, Registrant’s Board of Directors executed an unanimous written consent approving the amendment (the “Amendment”) of Registrant’s Articles of Incorporation (the “Articles”). On February 25, 2010, LYH, the stockholder of Registrant holding the requisite number of shares to approve such action, executed a written consent in lieu of a special meeting approving the Amendment.
     On April 12, 2010, Registrant filed a certificate of amendment with the Nevada Secretary of State amending and restating the Articles (the “Amended Articles”) in their entirety. The Amended Articles are attached to this Current Report on Form 8-K as Exhibit 3.1.

     While the Articles were amended in their entirety, the following specific changes were made:
     1. Name Change. Registrant’s name was changed from “Libra Alliance Corporation” to “Lightyear Network Solutions, Inc.”
     2. Increase Number of Authorized Shares. The number of shares of authorized Common Stock was increased from 20,000,000 to 70,000,000.
     3. Designation of Preferred Stock. A new series of convertible preferred stock, designated “Preferred Stock,” was authorized for issuance. Nine Million Five Hundred Thousand (9,500,000) shares of Preferred Stock were authorized. Preferred Stock votes as a single class with shares of Common Stock. Each share of Preferred Stock has the following rights, preferences and privileges:
     Stated Value
     The stated value (“Stated Value”) of Preferred Stock is $2.00 per share.
     Dividends
     Holders of Preferred Stock are entitled to receive dividends at the rate of 5% of the aggregate Stated Value of Preferred Stock held by them per annum, which shall accrue and be payable when, as and if declared by the Registrant’s board of directors (the “Board”). If Registrant fails to pay dividends on Preferred Stock on a quarterly basis, the dividend payment rate will increase to 8% per annum with respect to dividends previously accrued and unpaid and any future dividend payments, until such time as all accrued dividends have been paid and distributed, at which time the rate of 5% per annum shall resume.
     Conversion
     Preferred Stock is convertible at any time or from time to time, in whole or in part, at the option of the holder, into shares of Common Stock (the “Conversion Shares”) by multiplying the number of shares of Preferred Stock being converted by the Applicable Conversion Rate. The “Applicable Conversion Rate” means the quotient obtained by dividing the Stated Value by the then-current Optional Conversion Price. The “Optional Conversion Price” is initially equal to the Stated Value, and hereafter will be adjusted as set forth below.
     Holders of Preferred Stock are required to convert Preferred Stock into shares of Common Stock upon any of the following events:
•	An underwritten or registered direct secondary public offering for not less than $40 million of gross proceeds (a “Qualifying Secondary”) and the Conversion Shares are (a) registered for resale, and (b) not subject to any lock-up or other restriction on transfer following the 180th day from closing of the Qualifying Secondary;

•	Common Stock has for 20 consecutive trading days (a) traded at an average trading price of not less than 200% of the then Optional Conversion Price and (b) traded not less than 500,000 shares per day; or
•	Conversion of at least 50% of the amount of Preferred Stock originally issued.
     Adjustment of the Optional Conversion Price
     The Optional Conversion Price will be adjusted ratably for all stock splits, stock dividends, reclassifications, or similar events.
     Liquidation Preference
     In the event of a winding up, dissolution or liquidation of Registrant, or upon a Change of Control transaction, the holders of Preferred Stock will receive an amount per share equal to the greater of: (i) the Stated Value and any accrued but unpaid dividends thereon; or (ii) the amount that would be received by each share of Common Stock, assuming the conversion of all outstanding Preferred Stock into Common Stock before such occurrence (the “Liquidation Preference Amount”). A “Change of Control” transaction (or series of related transactions) means a sale or transfer of all or substantially all of the assets or equity of Registrant, and a merger or consolidation or other acquisition transaction in which the shareholders of Registrant immediately preceding the transaction hold less than 50% of the shares (calculated on an as-converted, fully diluted basis) of the resulting entity immediately after the transaction.
     Voting Rights
     On all matters submitted to the stockholders for a vote, each holder of Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock could be converted into, generally with the holders of Preferred Stock and Common Stock voting together as a single class.
     Board Representation
     For so long as at least 50% of the Preferred Stock originally issued is outstanding, the Preferred Stockholders will be entitled to elect a majority of the members of the Board.
     Veto Rights
     For so long as at least 50% of the Preferred Stock originally issued is outstanding, Registrant will not without the affirmative vote or written consent of holders of more than 50% of the then outstanding shares of Preferred Stock voting as a separate class:
•	Declare or pay dividends to the holders of Common Stock without paying, in addition to dividends owed to Preferred Stock, the amount which the Preferred Stockholders would have received had their Preferred Stock been converted into Conversion Shares at the

Optional Conversion Price immediately before the record date for the payment of such dividends.
•	Amend, alter or repeal any provision of the Amended Articles or the Registrant’s bylaws in a manner that adversely affects the Preferred Stock.
•	Create, authorize or issue any additional preferred stock ranking senior in certain enumerated rights to the Preferred Stock.
•	Sell, transfer, pledge or otherwise encumber any of Registrant’s assets otherwise than in the ordinary course of business.
•	Issue any debt, secured or unsecured, of any kind, other than trade debt, equipment leases, bank lines of credit or other indebtedness incurred in the ordinary course of business.
     The above description of the Preferred Stock is only a summary and does not purport to be complete and is subject to and qualified by the Amended Articles and by the provisions of the applicable corporate laws of the State of Nevada.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

2.1	Master Transaction Agreement by and between LY Holdings, LLC, Registrant and various debtholders of LY Holdings, LLC dated as of February 12, 2010 (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on February 19, 2010).

2.2	Securities Exchange Agreement by and between LY Holdings, LLC and Registrant dated as of February 12, 2010 (incorporated by reference to Exhibit 2.2 to Registrant’s Current Report on Form 8-K filed on February 19, 2010).

3.1	Amended and Restated Articles of Incorporation of Registrant, dated April 12, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC
Date: April 16, 2010	By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Master Transaction Agreement by and between LY Holdings, LLC, Registrant and various debtholders of LY Holdings, LLC dated as of February 12, 2010 (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on February 19, 2010).

2.2	Securities Exchange Agreement by and between LY Holdings, LLC and Registrant dated as of February 12, 2010 (incorporated by reference to Exhibit 2.2 to Registrant’s Current Report on Form 8-K filed on February 19, 2010).

3.1	Amended and Restated Articles of Incorporation of Registrant, dated April 12, 2010.